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                                                                    Exhibit 10.3


                              REVOLVING CREDIT NOTE





$5,000,000                                                    New York, New York
                                                               February 20, 1997





     FOR VALUE RECEIVED, the undersigned, SIGHT RESOURCE CORPORATION, a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of CREDITANSTALT CORPORATE FINANCE, INC. a Delaware corporation (the "LENDER") at the office located at 2 Greenwich Plaza, P.O. Box 1300, Greenwich, CT 06836-1300 in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) FIVE MILLION DOLLARS AND NO/100 ($5,000,000) or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 3.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 4.9 and 4.10 of such Credit Agreement.


     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.


     This Note (a) is the Revolving Credit Note referred to in the Credit Agreement dated as of February 20, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower and the Lender, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

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     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.



     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.


     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        SIGHT RESOURCE CORPORATION





                                        By:
                                            --------------------------------
                                            Name:  Alan MacDonald
                                            Title: Vice President, Finance and
                                                             Administration


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